UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2016

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 2000

Philadelphia, PA 19103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 21, 2016, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). A total of 54,714,544 shares of the Company’s common stock were entitled to vote as of April 26, 2016, the record date for the Annual Meeting, of which 52,422,184 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1:

Election of three Class I Directors to hold office until the 2019 Annual Meeting of Shareholders.

Nominee	For	Against	Abstentions	Broker Non-Votes
Catherine E. Buggeln	48,406,549	395,667	690,034	2,929,934
Michael F. Devine, III	48,452,196	349,455	690,599	2,929,934
Ronald L. Sargent	48,185,270	617,010	689,970	2,929,934

Election of two Class III Directors to hold office until the 2018 Annual Meeting of Shareholders.

Nominee	For	Against	Abstentions	Broker Non-Votes
Daniel J. Kaufman	48,451,702	349,449	691,099	2,929,934
Richard L. Markee	48,358,372	442,479	691,399	2,929,934

PROPOSAL 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 28, 2017.

For	Against	Abstentions	Broker Non-Votes
52,331,804	20,019	70,361	—

PROPOSAL 3: Approval of the Company’s Amended and Restated Equity Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
48,522,569	887,595	82,086	2,929,934

PROPOSAL 4: Approval of the Company’s 2016 Performance Bonus Plan.

For	Against	Abstentions	Broker Non-Votes
48,828,561	580,674	83,015	2,929,934

PROPOSAL 5: Approval, on an advisory basis, of the Company’s named executive officer compensation.

For	Against	Abstentions	Broker Non-Votes
48,722,560	662,746	106,944	2,929,934

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: June 27, 2016	By:	/s/ Kenneth R. Bull
	Name: Title:	Kenneth R. Bull Chief Financial Officer and Treasurer